UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2005

CDW CORPORATION

(Exact Name of Registrant Specified in Charter)

Illinois (State or Other Jurisdiction of Incorporation)	0-21796 (Commission File Number)	36-3310735 (I.R.S. Employer Identification No.)

200 N. Milwaukee Ave. Vernon Hills, Illinois (Address of Principal Executive Offices)	60061 (Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 7.01 Regulation FD Disclosure.
Forward Looking Statements
SIGNATURE

Item 7.01 Regulation FD Disclosure.

CDW Direct, LLC (“CDW Direct”), a wholly-owned subsidiary of CDW Corporation, has not historically been required to collect state sales and use taxes on sales into many of the states in which its customers are located. As a result, CDW Direct’s customers in those states have been required to self-assess and pay any applicable state sales and use taxes on their own.

CDW Direct has recently determined that it will begin collecting sales and use taxes on sales to customers in all U.S. states that impose sales and use taxes, beginning on April 1, 2005. CDW Direct believes that this change will benefit its customers by eliminating the administrative burden associated with state sales tax self-assessment and payment. In addition, this change will permit CDW Direct the option to visit customer locations for sales calls and provide a broader range of offerings to its customers, such as onsite services provided through third party companies, to help them meet all of their IT needs. With this change, CDW Direct will join other technology providers that have already begun collecting sales and use taxes. CDW Direct has not experienced an adverse impact on sales in those states in which it has previously elected to collect sales and use taxes.

Customers of CDW Direct have already been notified of this change.

Forward Looking Statements

Any forward-looking statements contained in this Current Report on Form 8-K are based on CDW Corporation’s beliefs and expectations as of the date of this report and are subject to certain risks and uncertainties which may have a significant impact on CDW Corporation’s business, operating results or financial condition. Should any risk or uncertainty materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Factors affecting CDW Corporation’s business and prospects are discussed in CDW Corporation’s filings with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION
Dated: March 3, 2005	By:	/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer